EXHIBIT 99.1

BBCN Bancorp Reports 2014 Second Quarter Financial Results

Q2 2014 Summary:

  Net income totals $22.3 million, or $0.28 per diluted common share
  New loan production for the quarter amounts to $344 million
  Loans receivable increase to $5.35 billion, reflecting a 5% increase year-to-date
  Total deposits increase to $5.47 billion, reflecting a 6% increase for the first six months of 2014
  Total assets increase to $6.87 billion, reflecting a 6% increase from December 31, 2013

LOS ANGELES, July 21, 2014 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (the "Company") (Nasdaq:BBCN), the holding company of BBCN Bank (the "Bank"), today reported net income of $22.3 million, or $0.28 per diluted common share, for the three months ended June 30, 2014. This compares with net income of $22.2 million, or $0.28 per diluted common share, for the preceding 2014 first quarter and $22.7 million, or $0.29 per diluted common share, for the year-ago second quarter.

"BBCN's 2014 second quarter represents another quarter of all-around solid performance, marked by organic loan and deposit growth, improving asset quality trends and strong profitability levels," said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. "Loan growth was solid at 12% on an annualized basis, with loan originations accelerating to $344 million for the quarter and representing a 15% increase over new loan volumes in the preceding first quarter and a 65% increase over production in the year-ago second quarter. Total deposits grew 10% on a quarterly annualized basis, and core deposits accounted for 92% of the growth during the quarter. Asset quality trends were favorable, with lower end-of-period balances in nonaccrual and criticized loans, when compared with the preceding first quarter, and we continued to maintain higher-than-industry levels of profitability, with annualized pre-tax, pre-provision earnings representing 2.36% of our average assets.

"The overall consistency of our financial performance quarter after quarter exemplifies the strong execution of our management team and the dedication of our business development teams. With the progress we are making on our strategic goals and the investments we are making in our organization, we believe BBCN is well positioned to enhance its value offering to its customers, employees and shareholders as the preeminent Korean-American bank in the United States," said Kim.

Financial Highlights

(Dollars in thousands, except per share data)	At or for the Three Months Ended
	6/30/2014	3/31/2014	6/30/2013
Net income	$ 22,312	$ 22,196	$ 22,671
Diluted earnings per share	$ 0.28	$ 0.28	$ 0.29
Net interest income before provision for loan losses	$ 67,490	$ 64,966	$ 62,103
Net interest margin	4.20%	4.29%	4.49%
Noninterest income	$ 10,492	$ 11,095	$ 10,618
Noninterest expense	$ 37,739	$ 36,275	$ 34,429
Net loans receivable	$ 5,280,187	$ 5,125,095	$ 4,446,447
Deposits	$ 5,470,388	$ 5,334,560	$ 4,576,799
Nonaccrual loans (1)	$ 42,651	$ 47,314	$ 44,987
ALLL to loans receivable	1.25%	1.27%	1.59%
ALLL to nonaccrual loans (1)	156.78%	138.86%	159.32%
ALLL to nonperforming assets (1) (2)	62.40%	62.66%	78.71%
Provision for loan losses	$ 2,996	$ 3,026	$ 800
Net charge offs	$ 1,825	$ 4,647	$ 2,393
ROA	1.31%	1.36%	1.54%
ROE	10.59%	10.84%	11.58%
Efficiency ratio	48.39%	47.69%	47.34%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $30.0 million, $31.2 million and $21.0 million at June 30, 2014, March 31, 2014 and June 30, 2013, respectively.
(2) Nonperforming assets exclude acquired credit impaired loans totaling $43.7 million, $46.0 million and $18.5 million at June 30, 2014, March 31, 2014 and June 30, 2013, respectively.

Operating Results for the Second Quarter of 2014

The comparability of BBCN's operating results with past performance is impacted by acquisition accounting adjustments related to past acquisitions. The Company provides the following supplemental information to facilitate a better understanding of past financial performance. Operating results for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013 include the following pre-tax acquisition accounting adjustments related to mergers:

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Accretion of discount on acquired performing loans	$ 4,575	$ 3,202	$ 6,637
Accretion of discount on acquired credit impaired loans	2,096	2,645	1,032
Amortization of premium on acquired FHLB borrowings	94	92	92
Accretion of discount on acquired subordinated debt	(40)	(91)	(48)
Amortization of premium on acquired time deposits	231	314	247
Increase to pre-tax income	$ 6,956	$ 6,162	$ 7,960

Net Interest Income and Net Interest Margin. Net interest income before provision for loan losses totaled $67.5 million for the 2014 second quarter, reflecting a 4% increase over $65.0 million in the preceding first quarter of 2014 and a 9% increase over $62.1 million in the prior-year second quarter. The Company attributed the increases largely to the growth in its loans receivable over prior periods, reflecting robust levels of organic loan originations, as well as strategic acquisitions made during 2013 and the reduction in the level of nonaccrual loans. Overall, average interest earning assets for the 2014 second quarter rose 5% over than the preceding first quarter and increased 16% over the year-ago second quarter.

The net interest margin (net interest income divided by average interest earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	6/30/2014	3/31/2014	change	6/30/2013	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.72%	3.82%	(0.10)%	3.86%	(0.14)%
Acquisition accounting adjustments	0.48	0.47	0.01	0.63	(0.15)
Net interest margin	4.20%	4.29%	(0.09)%	4.49%	(0.29)%

The net interest margin for the 2014 second quarter decreased 9 basis points from the preceding first quarter to 4.20%, and 10 basis points on a core basis, excluding the effect of acquisition accounting adjustments, reflecting a less favorable mix of earning assets versus comparable periods.

Compared with the prior-year second quarter, net interest margin for the 2014 second quarter declined 29 basis points, largely due to a decrease in the weighted average yield on loans. Excluding the effect of acquisition accounting adjustments, the core net interest margin for the current second quarter declined 14 basis points from the year-ago period.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	6/30/2014	3/31/2014	change	6/30/2013	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.86%	4.83%	0.03%	5.02%	(0.16)%
Acquisition accounting adjustments	0.58	0.54	0.04	0.76	(0.18)
Weighted average yield on loans	5.44%	5.37%	0.07%	5.78%	(0.34)%

The weighted average yield on loans for the 2014 second quarter rose 7 basis points to 5.44% from the preceding first quarter. On a core basis when excluding the effect of acquisition accounting adjustments, the weighted average yield on loans increased 3 basis points. The weighted average yield on new loans originated during the 2014 second quarter was 4.52%, relatively flat with 4.53% in the preceding first quarter. Compared with the prior-year period, the weighted average yield on loans for the 2014 second quarter decreased 34 basis points and 16 basis points on a core basis, excluding the effect of acquisition accounting adjustments.

The composition of fixed and variable rate loans and the associated weighted average contractual rates are summarized in the following table:

	6/30/2014	3/31/2014	change	6/30/2013	change
Fixed rate loans
As a percentage of total loans	50%	49%	1%	40%	10%
Weighted average contractual rate	4.85%	4.90%	(0.05)%	5.31%	%
Variable rate loans
As a percentage of total loans	50%	51%	(1)%	60%	(10)%
Weighted average contractual rate	4.29%	4.33%	(0.04)%	4.50%	(0.21)%

The declines in the weighted average contractual rate for fixed rate loans for the 2014 first quarter versus prior periods reflect what continues to be a highly competitive rate environment for fixed rate commercial real estate loans in the current interest rate environment.

The weighted average cost of deposits and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	6/30/2014	3/31/2014	change	6/30/2013	change
Weighted average cost of deposits, excluding the effect of acquisition accounting adjustments	0.55%	0.55%	−%	0.51%	0.04%
Acquisition accounting adjustments	(0.01)	(0.03)	0.02	(0.02)	0.01
Weighted average cost of deposits	0.54%	0.52%	0.02%	0.49%	0.05%

The weighted average cost of deposits for the 2014 second quarter was relatively stable with the preceding first quarter, up only 2 basis points on a reported basis and flat on a core basis, excluding the effect of amortization of premium on time deposits assumed in mergers. Compared with the prior-year period, the weighted average cost of deposits for the 2014 second quarter increased 5 basis points and increased 4 basis points on a core basis, excluding the effect of premium amortization on time deposits assumed in mergers.

Noninterest Income.  Total noninterest income was relatively stable at $10.5 million for the 2014 second quarter, compared with $11.1 million in the preceding 2014 first quarter and $10.6 million in the prior-year second quarter. The Company noted that the 2014 first quarter included a gain on sales of other real estate owned of $406,000, compared with a gain of $31,000 in the current second quarter and a loss of $11,000 in the 2013 second quarter.

Noninterest Expense.  Total noninterest expense for the second quarter of 2014 amounted to $37.7 million, reflecting a 4% increase from $36.3 million in the preceding 2014 first quarter, which is largely attributed to an increase in credit related expenses, partially offset by a decrease in salaries and employee benefits. Compared with the prior-year second quarter, total noninterest expense increased 10% from $34.4 million, reflecting the combination of Foster Bankshares in the third quarter of 2013, as well as higher credit related expenses.

Salaries and employee benefits expense for the 2014 second quarter declined 4% from the preceding first quarter, which included separation payments related to the retirement of the Bank's former chief executive officer.  Compared with the prior-year second quarter, the increase in salaries and benefits expense reflects the growth in FTEs related to the Foster acquisition, which was completed on August 13, 2013. The total number of FTEs was 875 as of June 30, 2014, 860 as of March 31, 2014, and 749 as of June 30, 2013.

Credit related expenses, which previously were included in other expenses, amounted to $3.0 million for the 2014 second quarter, compared with $1.4 million in the preceding first quarter and $2.2 million in the year-ago second quarter.  The Company attributed the increase in credit related expenses versus prior periods to property tax and insurance related payments made to protect BBCN's interest in the underlying collateral of loans.

Income Tax Provision. The effective tax rate for the 2014 second quarter was 40.1%, compared with 39.6% for the preceding 2014 first quarter and 39.5% for the 2013 second quarter.

Balance Sheet Summary

Loans receivable totaled $5.35 billion at June 30, 2014, reflecting a 3% increase over $5.19 billion at March 31, 2014, and a 5% increase year-to-date over $5.07 billion at December 31, 2013.

Total new loan originations during the second quarter of 2014 amounted to $343.7 million, including SBA loan originations of $85.0 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. Production of SBA 7(a) loans amounted to $62.2 million for the second quarter of 2014, compared with $38.1 million for the preceding 2014 first quarter. During the 2014 second quarter, the Company sold $31.3 million of its SBA loans held for sale.

Aggregate pay offs and pay downs during the 2014 second quarter amounted to $231.2 million, compared with $197.9 million for the preceding first quarter and $222.8 million for the year-ago second quarter.

Total deposits amounted to $5.47 billion at June 30, 2014, compared with $5.33 billion at March 31, 2014 and $5.15 billion at year-end 2013. The increase in total deposits from March 31, 2014 is predominantly due to higher balances in noninterest bearing demand deposits and money market accounts, which grew 5% and 4%, respectively. Noninterest bearing deposits at June 30, 2014 totaled $1.51 billion and accounted for 28% of total deposits.

Credit Quality

The provision for loan losses for the 2014 second quarter was $3.0 million, compared with $3.0 million for the preceding 2014 first quarter and $800,000 for the prior-year second quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses ("ALLL"), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as "Legacy Loans") and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as "Acquired Loans"). The Acquired Loans are further segregated between performing and credit impaired loans.

The composition of the ALLL as of June 30, 2014, March 31, 2014, and June 30, 2013 is as follows:

(dollars in thousands)	6/30/2014	3/31/2014	6/30/2013
Legacy Loans (1)	$ 58,877	$ 58,203	$ 61,316
Acquired Performing Loans (2)	2,113	1,936	5,825
Acquired Credit Impaired Loans (2)	5,880	5,560	4,534
Total ALLL	$ 66,870	$ 65,699	$ 71,675

Loans receivable	$ 5,347,057	$ 5,190,794	$ 4,518,122
ALLL coverage ratio	1.25%	1.27%	1.59%

(1) Legacy Loans include loans originated by the Bank's predecessor bank, loans originated by BBCN and loans that were acquired and that have been refinanced as new loans.
(2) Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the components of criticized loan balances as of June 30, 2014, March 31, 2014, and June 30, 2013:

(dollars in thousands)	6/30/2014	3/31/2014	6/30/2013
Special Mention (1)	$ 92,470	$ 93,554	$ 108,788
Classified (1)	$ 242,258	$ 253,342	$ 220,677
Criticized	$ 334,728	$ 346,896	$ 329,465

(1) Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, plus delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loans) and accruing restructured loans.

Nonperforming loans at June 30, 2014 totaled $86.6 million, or 1.62% of loans receivable, compared with $84.8 million, or 1.63% of loans receivable, at March 31, 2014 and $81.5 million, or 1.80% of loans receivable, at June 30, 2013. Nonaccrual loans at June 30, 2014 declined to $42.7 million, or 0.80% of loans receivable, compared with $47.3 million, or 0.91% of loans receivable, at March 31, 2014 and $45.0 million, or 1.00% at June 30, 2013. The Company noted that a restructured nonaccrual loan with an outstanding balance of $5.1 million moved to accrual status during the quarter as an accruing restructured loan. This migration contributed to a decrease in nonaccrual loan balances at the end of the 2014 second quarter from the preceding first quarter, and conversely resulted in an increase in accruing restructured loans as of June 30, 2014.

Nonperforming assets, including other real estate owned, amounted to $107.2 million at June 30, 2014, or 1.56% of total assets, compared with $104.8 million, or 1.57% of total assets, at March 31, 2014, and $91.1 million, or 1.55% of total assets, at June 30, 2013.

Net loan charge-offs for the 2014 second quarter totaled $1.8 million and equaled 0.14% of average loans receivable on an annualized basis. This compares with net loan charge offs of $4.6 million, or 0.36% of average loans receivable on an annualized basis, for the preceding 2014 first quarter and $2.4 million, or 0.21% of average loans receivable on an annualized basis, for the year-ago second quarter.

The allowance for loan losses at June 30, 2014 was $66.9 million, or 1.25% of loans receivable (excluding loans held for sale), compared with $65.7 million, or 1.27%, at March 31, 2014 and $71.7 million, or 1.59%, at June 30, 2013.   The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired credit impaired loans) was 77.26% at June 30, 2014, compared with 77.44% at March 31, 2014 and 87.98% at June 30, 2013.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms and restructured loans) totaled $124.2 million at June 20, 2014, compared with $121.8 million at March 31, 2014 and $98.2 million at June 30, 2013.

Capital

At June 30, 2014, the Company continued to exceed all regulatory capital requirements to be classified as a "well-capitalized" institution, as summarized in the following table.

	6/30/2014	3/31/2014	6/30/2013
Leverage Ratio	11.66%	11.88%	12.60%
Tier 1 Risk-based Ratio	13.71%	13.70%	14.87%
Total Risk-based Ratio	14.90%	14.89%	16.12%

 Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	6/30/2014	3/31/2014	6/30/2013
Tangible common equity per share (1)	$9.34	$9.08	$8.65
Tangible common equity to tangible assets (1)	10.99%	11.00%	11.88%

(1) Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, July 22, 2014 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the first quarter of 2014. Investors and analysts may access the conference call by dialing 888-317-6016 (domestic) or 412-317-6016 (international), and asking for the "BBCN Bancorp Conference Call."  Other interested parties are invited to listen to a live webcast of the call available in the Investor Relations section under About Us at BBCN Bancorp's website BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp's website for one year. A replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through July 30, 2014, passcode 10048989.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.9 billion in assets as of June 30, 2014. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 49 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia.  BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

BBCN Bancorp, Inc.
Consolidated Financial Statements and Selected Financial Data
Unaudited (Dollars in Thousands, Except per Share Data)

Assets	6/30/2014	3/31/2014	% change	12/31/2013	% change	6/30/2013	% change

Cash and due from banks	$ 414,919	$ 403,111	3%	$ 316,705	31%	$ 296,330	40%
Securities available for sale, at fair value	746,683	725,229	3%	705,751	6%	725,239	3%
Federal Home Loan Bank and Federal Reserve Bank stock	28,399	27,902	2%	27,941	2%	26,261	8%
Loans held for sale, at the lower of cost or fair value	53,324	38,157	40%	44,115	21%	43,111	24%
Loans receivable	5,347,057	5,190,794	3%	5,074,176	5%	4,518,122	18%
Allowance for loan losses	(66,870)	(65,699)	-2%	(67,320)	1%	(71,675)	7%
Net loans receivable	5,280,187	5,125,095	3%	5,006,856	5%	4,446,447	19%
Accrued interest receivable	13,133	13,410	-2%	13,403	-2%	13,054	1%
Premises and equipment, net	30,699	31,290	-2%	30,894	-1%	23,226	32%
Bank owned life insurance	45,354	45,062	1%	44,770	1%	44,400	2%
Goodwill	105,401	105,401	0%	105,401	0%	92,288	14%
Other intangible assets, net	4,535	4,859	-7%	5,184	-13%	3,125	45%
Other assets	143,657	148,035	-3%	174,179	-18%	149,533	-4%
Total assets	$ 6,866,291	$ 6,667,551	3%	$ 6,475,199	6%	$ 5,863,014	17%

Liabilities

Deposits	$ 5,470,388	$ 5,334,560	3%	$ 5,148,057	6%	$ 4,576,799	20%
Borrowings from Federal Home Loan Bank	461,166	421,260	9%	421,352	9%	421,539	9%
Subordinated debentures	42,076	42,037	0%	57,410	-27%	41,920	0%
Accrued interest payable	6,087	5,740	6%	4,821	26%	4,499	35%
Other liabilities	33,965	31,795	7%	34,185	-1%	37,232	-9%
Total liabilities	6,013,682	5,835,392	3%	5,665,825	6%	5,081,989	18%

Stockholders' Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at June 30, 2014, March 31, 2014, December 31, 2013 and June 30, 2013; issued and outstanding, 79,493,732, 79,488,899, 79,441,525 and 79,205,840 shares and at June 30, 2014, March 31, 2014, December 31, 2013 and June 30, 2013, respectively	79	79	0%	79	0%	79	0%
Capital surplus	541,173	540,979	0%	540,876	0%	537,085	1%
Retained earnings	311,195	294,842	6%	278,604	12%	248,866	25%
Accumulated other comprehensive income, net	162	(3,741)	104%	(10,185)	102%	(5,005)	103%
Total stockholders' equity	852,609	832,159	2%	809,374	5%	781,025	9%

Total liabilities and stockholders' equity	$ 6,866,291	$ 6,667,551	3%	$ 6,475,199	6%	$ 5,863,014	17%

	Three Months Ended					Six Months Ended
	6/30/2014	3/31/2014	% change	6/30/2013	% change	6/30/2014	6/30/2013	% change

Interest income:
Interest and fees on loans	$ 71,687	$ 68,694	4%	$ 65,473	9%	$ 140,381	$ 128,502	9%
Interest on securities	4,078	4,095	0%	3,526	16%	8,172	6,953	18%
Interest on federal funds sold and other investments	688	565	22%	380	81%	1,253	667	88%
Total interest income	76,453	73,354	4%	69,379	10%	149,806	136,122	10%

Interest expense:
Interest on deposits	7,272	6,690	9%	5,647	29%	13,962	11,055	26%
Interest on other borrowings	1,691	1,698	0%	1,629	4%	3,389	3,248	4%
Total interest expense	8,963	8,388	7%	7,276	23%	17,351	14,303	21%

Net interest income before provision for loan losses	67,490	64,966	4%	62,103	9%	132,455	121,819	9%
Provision for loan losses	2,996	3,026	-1%	800	275%	6,022	8,306	-27%
Net interest income after provision for loan losses	64,494	61,940	4%	61,303	5%	126,433	113,513	11%

Noninterest income:
Service fees on deposit accounts	3,360	3,472	-3%	2,922	15%	6,832	5,797	18%
Net gains on sales of SBA loans	2,811	2,722	3%	3,295	-15%	5,533	5,989	-8%
Net gains on sales of other loans	--	--	0%	19	-100%	--	62	-100%
Net gains on sales of securities available-for-sale	--	--	0%	--	0%	--	54	-100%
Net gains (loss) on sales of OREO	31	406	-92%	(11)	382%	437	(9)	4956%
Other income and fees	4,290	4,495	-5%	4,393	-2%	8,785	8,665	1%
Total noninterest income	10,492	11,095	-5%	10,618	-1%	21,587	20,558	5%

Noninterest expense:
Salaries and employee benefits	18,143	18,938	-4%	16,219	12%	37,082	32,551	14%
Occupancy	4,715	4,623	2%	4,835	-2%	9,339	8,846	6%
Furniture and equipment	2,012	2,014	0%	1,613	25%	4,026	3,186	26%
Advertising and marketing	1,508	1,088	39%	1,190	27%	2,596	2,463	5%
Data processing and communications	2,299	2,122	8%	1,861	24%	4,420	3,505	26%
Professional fees	1,315	1,313	0%	1,443	-9%	2,628	2,744	-4%
FDIC assessment	1,080	1,023	6%	858	26%	2,103	1,552	36%
Merger and integration expenses	50	173	-71%	385	-87%	224	1,690	-87%
Credit related expenses	3,016	1,421	112%	2,203	37%	4,437	3,918	13%
Other	3,601	3,560	1%	3,822	-6%	7,158	7,249	-1%
Total noninterest expense	37,739	36,275	4%	34,429	10%	74,013	67,704	9%
Income before income taxes	37,247	36,760	1%	37,492	-1%	74,007	66,367	12%
Income tax provision	14,935	14,564	3%	14,821	1%	29,499	26,235	12%
Net income	$ 22,312	$ 22,196	1%	$ 22,671	-2%	$ 44,508	$ 40,132	11%

Earnings Per Common Share:
Basic	$ 0.28	$ 0.28		$ 0.29		$ 0.56	$ 0.51
Diluted	$ 0.28	$ 0.28		$ 0.29		$ 0.56	$ 0.51

Average Shares Outstanding:
Basic	79,490,767	79,489,579		79,062,233		79,481,359	78,746,444
Diluted	79,614,046	79,639,839		79,236,732		79,618,446	79,000,811

	Three months ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013

Net Income	$ 22,312	$ 22,196	$ 18,071	$ 23,552	$ 22,671	$ 44,508	$ 40,132
Add back: Income tax	14,935	14,564	11,047	15,117	14,821	29,499	26,235
Add back: Provision for loan losses	2,996	3,026	10,950	744	800	6,022	8,306
Pre-tax, pre-provision income (PTPP) [1]	$ 40,243	$ 39,786	$ 40,068	$ 39,413	$ 38,292	$ 80,029	$ 74,673
PTPP to average assets (annualized)	2.36%	2.44%	2.51%	2.56%	2.60%	2.40%	2.57%

1 While pre-tax, pre-provision income is a non-GAAP performance measure, we believe it is a useful measure in analyzing underlying performance trends, particularly in times of economic stress. It is the level of earnings adjusted to exclude the impact of income tax and provision expense.

	At or for the Three Months Ended (Annualized)					At or for the Six Months Ended (Annualized)
Profitability measures:	6/30/2014	3/31/2014	6/30/2013			6/30/2014	6/30/2013
ROA	1.31%	1.36%	1.54%			1.33%	1.38%
ROE	10.59%	10.84%	11.58%			10.71%	10.37%
Return on average tangible equity [2]	12.18%	12.52%	13.21%			12.35%	11.83%
Net interest margin	4.20%	4.29%	4.49%			4.24%	4.49%
Efficiency ratio	48.39%	47.69%	47.34%			48.05%	47.55%

[2] Average tangible equity is calculated by subtracting average goodwill and average other intangibles from average stockholders' equity. This is non-GAAP measure that we believe provides investors wth information that is useful in understanding our financial performance and position.

	Three Months Ended			Three Months Ended			Three Months Ended
	6/30/2014			3/31/2014			6/30/2013

		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:

Loans receivable, including loans held for sale	$ 5,289,059	$ 71,687	5.44%	$ 5,183,801	$ 68,694	5.37%	$ 4,546,461	$ 65,473	5.78%
Securities available for sale	721,270	4,078	2.26%	698,931	4,095	2.34%	705,479	3,526	2.00%
FRB and FHLB stock and other investments	426,924	668	0.63%	259,107	565	0.87%	296,788	380	0.51%
Term Federal funds sold	13,407	20	0.61%	--	--	NA	--	--	0.00%
Total interest earning assets	$ 6,450,661	$ 76,453	4.75%	$ 6,141,839	$ 73,354	4.84%	$ 5,548,728	$ 69,379	5.01%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,483,473	$ 2,499	0.68%	$ 1,392,300	$ 2,277	0.66%	$ 1,285,768	$ 1,937	0.60%
Savings	207,312	539	1.04%	217,426	600	1.12%	185,584	721	1.56%
Time deposits:
$100,000 or more	1,626,200	2,984	0.74%	1,561,170	2,679	0.70%	1,252,934	1,975	0.63%
Other	695,740	1,250	0.72%	663,978	1,134	0.69%	652,766	1,013	0.62%
Total time deposits	2,321,940	4,234	0.73%	2,225,148	3,813	0.69%	1,905,700	2,988	0.63%
Total interest bearing deposits	4,012,725	7,272	0.73%	3,834,874	6,690	0.71%	3,377,052	5,646	0.67%
FHLB advances	445,835	1,311	1.18%	421,318	1,211	1.17%	421,595	1,218	1.16%
Other borrowings	40,490	380	3.71%	52,400	487	3.72%	43,559	411	3.73%
Total interest bearing liabilities	4,499,050	$ 8,963	0.80%	4,308,592	$ 8,388	0.79%	3,842,206	$ 7,275	0.75%
Noninterest bearing demand deposits	1,437,860			1,353,719			1,214,984
Total funding liabilities/cost of funds	$ 5,936,910		0.61%	$ 5,662,311		0.60%	$ 5,057,190		0.58%
Net interest income/net interest spread		$ 67,490	3.95%		$ 64,966	4.05%		$ 62,104	4.25%
Net interest margin			4.20%			4.29%			4.49%
Net interest margin, excluding effect of
nonaccrual loan income (expense)			4.18%			4.30%			4.49%
Net interest margin, excluding effect of
nonaccrual loan income (expense) and prepayment fee income			4.16%			4.26%			4.47%

Nonaccrual loan income (reversed) recognized		$ 211			$ (197)			$ (77)
Prepayment fee income received		302			309			306
Net		$ 513			$ 112			$ 229

Cost of deposits:
Noninterest bearing demand deposits	$ 1,437,860	$ --		$ 1,353,897	$ --		$ 1,214,984	$ --
Interest bearing deposits	4,012,725	7,272	0.73%	3,834,874	6,690	0.71%	3,377,052	5,646	0.67%
Total deposits	$ 5,450,585	$ 7,272	0.54%	$ 5,188,771	$ 6,690	0.52%	$ 4,592,036	$ 5,646	0.49%
									.

	Six Months Ended			Six Months Ended
	6/30/2014			6/30/2013

		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:

Loans receivable, including loans held for sale	$ 5,236,721	$ 140,381	5.41%	$ 4,495,673	$ 128,502	5.76%
Securities available for sale	710,163	8,172	2.30%	698,769	6,953	1.99%
FRB and FHLB stock and other investments	343,479	1,233	0.72%	277,266	667	0.48%
Federal funds sold	6,740	20	0.61%	--	--	N/A
Total interest earning assets	$ 6,297,103	$ 149,806	4.80%	$ 5,471,708	$ 136,122	5.01%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,438,138	$ 4,776	0.67%	$ 1,275,922	$ 3,809	0.60%
Savings	212,341	1,139	1.08%	185,885	1,475	1.60%
Time deposits:
$100,000 or more	1,593,865	5,663	0.72%	1,207,381	3,705	0.62%
Other	679,947	2,384	0.71%	674,165	2,065	0.62%
Total time deposits	2,273,812	8,047	0.71%	1,881,546	5,770	0.62%
Total interest bearing deposits	3,924,291	13,962	0.72%	3,343,353	11,054	0.67%
FHLB advances	433,644	2,522	1.17%	422,266	2,442	1.17%
Other borrowings	46,412	867	3.71%	42,915	806	3.74%
Total interest bearing liabilities	4,404,347	$ 17,350	0.79%	3,808,534	$ 14,302	0.76%
Non-interest bearing demand deposits	1,396,111			1,177,048
Total funding liabilities / cost of funds	$ 5,800,458		0.60%	$ 4,985,582		0.58%
Net interest income / net interest spread		$ 132,456	4.00%		$ 121,820	4.25%
Net interest margin			4.24%			4.49%
Net interest margin, excluding effect of
nonaccrual loan income(expense)			4.24%			4.48%
Net interest margin, excluding effect of
nonaccrual loan income(expense) and prepayment fee income			4.21%			4.47%

Nonaccrual loan income (reversed) recognized		$ 75			$ 160
Prepayment fee income received		914			369
Net		$ 989			$ 529

Cost of deposits:
Non-interest bearing demand deposits	$ 1,396,111	$ --		$ 1,177,048	$ --
Interest bearing deposits	3,924,291	13,962	0.72%	3,343,353	11,054	0.67%
Total deposits	$ 5,320,402	$ 13,962	0.53%	$ 4,520,401	$ 11,054	0.49%

	Three Months Ended					Six Months Ended
	6/30/2014	3/31/2014	% change	6/30/2013	% change	6/30/2014	6/30/2013	% change
AVERAGE BALANCES
Loans receivable, including loans held for sale	$ 5,289,059	$ 5,183,801	2%	$ 4,546,461	16%	$5,236,721	$ 4,495,673	16%
Investments	1,161,601	958,038	21%	1,002,267	16%	1,060,382	976,035	9%
Interest earning assets	6,450,661	6,141,839	5%	5,548,728	16%	6,297,103	5,471,708	15%
Total assets	6,821,827	6,525,548	5%	5,880,737	16%	6,674,506	5,804,577	15%

Interest bearing deposits	4,012,725	3,834,874	5%	3,377,052	19%	3,924,291	3,343,353	17%
Interest bearing liabilities	4,499,050	4,308,592	4%	3,842,206	17%	4,404,347	3,808,534	16%
Noninterest bearing demand deposits	1,437,860	1,353,719	6%	1,214,984	18%	1,396,111	1,177,048	19%
Stockholders' equity	842,837	819,344	3%	783,181	8%	831,155	774,257	7%
Net interest earning assets	1,951,611	1,833,247	6%	1,706,522	14%	1,892,756	1,663,174	14%

	6/30/2014	3/31/2014	% change	12/31/2013	% change	6/30/2013	% change
LOAN PORTFOLIO COMPOSITION:
Commercial loans	$ 1,070,196	$ 1,058,665	1%	$ 1,073,778	0%	$ 1,060,196	1%
Real estate loans	4,184,297	4,034,998	4%	3,904,059	7%	3,412,620	23%
Consumer and other loans	93,823	98,895	-5%	98,507	-5%	47,088	99%
Loans outstanding	5,348,316	5,192,558	3%	5,076,344	5%	4,519,904	18%
Unamortized deferred loan fees - net of costs	(1,259)	(1,763)	29%	(2,168)	42%	(1,782)	29%
Loans, net of deferred loan fees and costs	5,347,057	5,190,795	3%	5,074,176	5%	4,518,122	18%
Allowance for loan losses	(66,870)	(65,699)	-2%	(67,320)	1%	(71,675)	7%
Loan receivable, net	$ 5,280,187	$ 5,125,096	3%	$ 5,006,856	5%	$ 4,446,447	19%

REAL ESTATE LOANS BY PROPERTY TYPE:	6/30/2014	3/31/2014	% change	12/31/2013	% change	6/30/2013	% change
Retail buildings	$ 1,229,485	$ 1,166,573	5%	$ 1,140,103	8%	$ 939,442	31%
Hotels/motels	810,442	734,141	10%	720,175	13%	662,011	22%
Gas stations/car washes	546,659	534,078	2%	522,198	5%	486,282	12%
Mixed-use facilities	320,117	331,571	-3%	312,156	3%	284,328	13%
Warehouses	421,266	415,635	1%	383,979	10%	352,693	19%
Multifamily	194,592	193,503	1%	181,503	7%	150,360	29%
Other	661,736	659,497	0%	643,945	3%	537,504	23%
Total	$ 4,184,297	$ 4,034,998	4%	$ 3,904,059	7%	$ 3,412,620	23%

DEPOSIT COMPOSITION	6/30/2014	3/31/2014	% change	12/31/2013	% change	6/30/2013	% change
Noninterest bearing demand deposits	$ 1,512,423	$ 1,442,348	5%	$ 1,399,454	8%	$ 1,210,563	25%
Money market and other	1,449,771	1,391,541	4%	1,376,068	5%	1,261,905	15%
Saving deposits	203,790	210,973	-3%	222,446	-8%	181,672	12%
Time deposits of $100,000 or more	1,624,340	1,589,751	2%	1,499,248	8%	1,276,147	27%
Other time deposits	680,064	699,947	-3%	650,841	4%	646,512	5%
Total deposit balances	$ 5,470,388	$ 5,334,560	3%	$ 5,148,057	6%	$ 4,576,799	20%

DEPOSIT COMPOSITION (%)	6/30/2014	3/31/2014	12/31/2013	6/30/2013
Noninterest bearing demand deposits	27.7%	27.0%	27.2%	26.4%
Money market and other	26.5%	26.1%	26.7%	27.6%
Saving deposits	3.7%	4.0%	4.3%	4.0%
Time deposits of $100,000 or more	29.7%	29.8%	29.1%	27.9%
Other time deposits	12.4%	13.1%	12.7%	14.1%
Total deposit balances	100.0%	100.0%	100.0%	100.0%

CAPITAL RATIOS	6/30/2014	3/31/2014	12/31/2013	6/30/2013
Total stockholders' equity	$ 852,609	$ 832,159	$ 809,374	$ 781,025
Tier 1 risk-based capital ratio	13.71%	13.70%	13.66%	14.87%
Total risk-based capital ratio	14.90%	14.89%	14.90%	16.12%
Tier 1 leverage ratio	11.66%	11.88%	11.97%	12.60%
Total risk weighted assets	$ 5,713,242	$ 5,579,047	5,498,694	4,900,260
Book value per common share	$ 10.72	$ 10.46	$ 10.18	$ 9.86
Tangible common equity to tangible assets[3]	10.99%	11.00%	10.97%	11.88%
Tangible common equity per share[3]	$ 9.34	$ 9.08	$ 8.79	$ 8.65

[3] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reonciliation of GAAP financial measures to non-GAAP financial measures:

	6/30/2014	3/31/2014	12/31/2013	6/30/2013
Total stockholders' equity	$ 852,609	$ 832,159	$ 809,374	$ 781,025
Less: Common stock warrant	(378)	(378)	(378)	(378)
Goodwill and other intangible assets, net	(109,936)	(110,260)	(110,585)	(95,413)
Tangible common equity	$ 742,295	$ 721,521	$ 698,411	$ 685,234

Total assets	$ 6,866,291	$ 6,667,551	$ 6,475,199	$ 5,863,014
Less: Goodwill and other intangible assets, net	(109,936)	(110,260)	(110,585)	(95,413)
Tangible assets	$ 6,756,355	$ 6,557,291	$ 6,364,614	$ 5,767,601

Common shares outstanding	79,493,732	79,488,899	79,441,525	79,205,840

Tangible common equity to tangible assets	10.99%	11.00%	10.97%	11.88%
Tangible common equity per share	$ 9.34	$ 9.08	$ 8.79	$ 8.65

	Three Months Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES:	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Balance at beginning of period	$ 65,699	$ 67,320	$ 65,715	$ 71,675	$ 73,268	$ 67,320	$ 66,941
Provision for loan losses	2,996	3,026	10,950	744	800	6,022	8,306
Recoveries	946	616	605	1,086	507	1,562	757
Charge offs	(2,771)	(5,263)	(9,950)	(7,790)	(2,900)	(8,034)	(4,329)
Balance at end of period	$ 66,870	$ 65,699	$ 67,320	$ 65,715	$ 71,675	$ 66,870	$ 71,675
Net charge offs/average gross loans (annualized)	0.14%	0.36%	0.75%	0.56%	0.21%	0.25%	0.16%

	Three Months Ended					Six Months Ended
NET CHARGED OFF LOANS BY TYPE	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013

Real estate loans	$ 765	$ 154	$ 288	$ 6,129	$ 744	$ 919	$ 1,758
Commercial loans	1,255	4,414	9,139	119	1,684	$ 5,669	1,834
Consumer loans	(195)	79	(82)	(44)	(35)	$ (116)	(20)
Charge offs excluding Acquired Credit Impaired Loans	1,825	4,647	9,345	6,204	2,393	6,472	3,572
Charge offs on Acquired Credit Impaired Loans	--	--	--	500	--	--	--
Total net charge offs	$ 1,825	$ 4,647	$ 9,345	$ 6,704	$ 2,393	$ 6,472	$ 3,572

NONPERFORMING ASSETS	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Delinquent loans on nonaccrual status[4]	$ 42,651	$ 47,314	$ 39,154	$ 36,129	$ 44,987
Delinquent loans 90 days or more on accrual status[5]	--	--	5	948	252
Accruing restructured loans	43,906	37,527	33,903	36,018	36,225
Total nonperforming loans	86,557	84,841	73,062	73,095	81,464
Other real estate owned	20,610	20,001	24,288	27,582	9,596
Total nonperforming assets	$ 107,167	$ 104,842	$ 97,350	$ 100,677	$ 91,060
Nonperforming assets/total assets	1.56%	1.57%	1.50%	1.59%	1.55%			--
Nonperforming assets/loans receivable & OREO	2.00%	2.01%	1.91%	2.04%	2.01%
Nonperforming assets/total capital	12.57%	12.60%	12.03%	12.57%	11.66%
Nonperforming loans/loans receivable	1.62%	1.63%	1.44%	1.49%	1.80%
Nonaccrual loans/loans receivable	0.80%	0.91%	0.77%	0.74%	1.00%
Allowance for loan losses/loans receivable	1.25%	1.27%	1.33%	1.34%	1.59%
Allowance for loan losses/nonaccrual loans	156.78%	138.86%	171.94%	181.89%	159.32%
Allowance for loan losses/nonperforming loans	77.26%	77.44%	92.14%	89.90%	87.98%
Allowance for loan losses/nonperforming assets	62.40%	62.66%	69.15%	65.27%	78.71%
[4] Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $30.0 million, $31.2 million, $27.5 million, $25.2 million and $21.0 million at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively.
[5] Excludes Acquired Credit Impaired Loans totaling $43.7 million, $46.0 million, $43.8 million, $38.6 million and $18.5 million at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Retail buildings	$ 6,021	$ 5,542	$ 5,576	$ 6,777	$ 6,812
Hotels/motels	8,323	8,401	8,477	8,550	8,623
Gas stations/car washes	--	--	--	--	--
Mixed-use facilities	797	796	802	807	811
Warehouses	5,922	812	482	485	489
Multifamily	--	--	--	--	--
Other[6]	22,843	21,976	18,566	19,399	19,490
Total	$ 43,906	$ 37,527	$ 33,903	$ 36,018	$ 36,225
[6] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Legacy
30 - 59 days	$ 3,170	$ 1,700	$ 2,209	$ 1,705	$ 2,056
60 - 89 days	210	445	266	732	85
Total delinquent loans less than 90 days past due - legacy	$ 3,380	$ 2,145	$ 2,475	$ 2,437	$ 2,141

Acquired
30 - 59 days	$ 6,403	$ 4,916	$ 5,113	$ 4,013	$ 1,768
60 - 89 days	640	3	2,506	1,663	2,121
Total delinquent loans less than 90 days past due - acquired	$ 7,043	$ 4,919	$ 7,619	$ 5,676	$ 3,889

Total delinquent loans less than 90 days past due	$ 10,423	$ 7,064	$ 10,094	$ 8,113	$ 6,030

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Legacy
Real estate loans	$ 1,675	$ 760	$ 1,375	$ 1,664	$ 853
Commercial loans	1,640	1,338	1,024	744	1,267
Consumer loans	65	47	76	29	21
Total delinquent loans less than 90 days past due - legacy	$ 3,380	$ 2,145	$ 2,475	$ 2,437	$ 2,141

Acquired
Real estate loans	$ 6,051	$ 4,036	$ 6,034	$ 4,616	$ 2,695
Commercial loans	860	598	1,228	833	1,167
Consumer loans	132	285	357	227	27
Total delinquent loans less than 90 days past due - acquired	$ 7,043	$ 4,919	$ 7,619	$ 5,676	$ 3,889

Total delinquent loans less than 90 days past due	$ 10,423	$ 7,064	$ 10,094	$ 8,113	$ 6,030

NONACCRUAL LOANS BY TYPE	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Real estate loans	$ 27,815	$ 34,070	$ 28,083	$ 26,616	$ 34,577
Commercial loans	13,553	12,216	10,141	8,743	9,629
Consumer loans	1,283	1,028	930	770	781
Total non-accrual loans	$ 42,651	$ 47,314	$ 39,154	$ 36,129	$ 44,987

CRITICIZED LOANS	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Legacy
Special mention	$ 55,659	$ 52,159	$ 46,480	$ 61,804	$ 66,774
Substandard	112,357	111,529	120,163	100,551	97,692
Doubtful	1,227	3,332	359	8	152
Loss	--	--	--	--	--
Total criticized loans - legacy	$ 169,243	$ 167,020	$ 167,002	$ 162,363	$ 164,618

Acquired
Special mention	$ 36,811	$ 41,395	$ 43,009	$ 49,827	$ 42,014
Substandard	124,618	134,660	138,337	143,149	121,758
Doubtful	3,980	2,376	6,100	2,045	368
Loss	76	1,445	1,402	990	707
Total criticized loans - acquired	$ 165,485	$ 179,876	$ 188,848	$ 196,011	$ 164,847

Total criticized loans	$ 334,728	$ 346,896	$ 355,850	$ 358,374	$ 329,465
CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com